Exhibit 99.1

For Immediate Release

For more information contact:    Annie Leschin

StreetSmart Investor Relations

415-775-1788

or

David I. Rosenthal

UQM Technologies, Inc.

303-682-4900

UQM Technologies Reports Second Quarter Operating Results

LONGMONT, COLORADO, NOVEMBER 5, 2014 - UQM TECHNOLOGIES, INC. (NYSE MKT: UQM), a developer of alternative energy technologies, today announced operating results for the second quarter ended September 30, 2014. Total revenue for the quarter was $1.1 million compared to $2.0 million for the same quarter last year. Net loss for the second quarter was $2.0 million, or $0.05 per common share. This compares to a net loss of $0.4 million, or $0.01 per common share for the same period last year.

”Despite the slowdown in the domestic market due to lower fuel prices and the cyclicality of our order flow by fleets, we made significant strategic progress on a number of fronts, including the recent announcement of a long-term supply agreement,” said Eric R. Ridenour, UQM Technologies’ President and Chief Executive Officer. “Our progress in China with several different partners is moving as planned and could result in significant sales as early as calendar year 2015.”

As of September 30, 2014, UQM reported cash and short term investments of $8.1 million and working capital of $17.5 million.

Conference Call

The Company will host a conference call today at 4:30 p.m. Eastern Time to discuss operating results for the quarter. To attend the conference call, please dial 1-888-241-0326 approximately 10 minutes before the conference is scheduled to begin and provide conference ID code “25662360” to access the call.  International callers should dial +1-647-427-3411. For anyone who is unable to participate in the conference, a recording will be available for seven days beginning at 6:30 p.m. Eastern Time today. To access the playback call 1-855-859-2056 and enter replay access code 25662360#.  International callers should dial +1-404-537-3406.

UQM TECHNOLOGIES, INC. 4120 SPECIALTY PLACE, LONGMONT, COLORADO 80504  (303) 682-4900  FAX (303) 682-4901

About UQM

UQM Technologies is a developer and manufacturer of power-dense, high-efficiency electric motors, generators and power electronic controllers for the commercial truck, bus, automotive, marine, military and industrial markets. A major emphasis for UQM is developing propulsion systems for electric, hybrid electric, plug-in hybrid electric and fuel cell electric vehicles. UQM is TS 16949 certified and located in Longmont, Colorado.

Please visit for more information.

This Release contains statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. These statements appear in a number of places in this Release and include statements regarding our plans, beliefs or current expectations; including those plans, beliefs and expectations of our management with respect to, among other things, new product developments, future orders to be received from our customers, sales of products from inventory, future financial results, liquidity and the continued growth of the electric-powered vehicle industry. Important Risk Factors that could cause actual results to differ from those contained in the forward-looking statements are contained in our annual report on Form 10-K for the fiscal year ended March 31, 2014 and our Form 10-Q filed today, both which are available through our website at www.uqm.com  or at www.sec.gov.

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UQM TECHNOLOGIES, INC. 4120 SPECIALTY PLACE, LONGMONT, COLORADO 80504  (303) 682-4900  FAX (303) 682-4901

UQM TECHNOLOGIES, INC. AND SUBSIDIARIES

Consolidated Condensed Statements of Operations (unaudited)

	Quarter Ended September 30,		Six Months Ended September 30,
	2014	2013	2014	2013
Revenue:
Product sales	$846,283	$1,838,676	$1,669,315	$3,525,936
Contract services	270,496	203,282	467,012	464,533
	1,116,779	2,041,958	2,136,327	3,990,469
Operating costs and expenses:
Costs of product sales	489,281	974,979	953,309	2,080,514
Costs of contract services	227,867	218,416	376,101	399,150
Research and development	92,801	59,637	177,205	114,545
Production engineering	1,065,810	939,887	2,293,001	2,032,956
Reimbursement of costs under DOE grant	(539,329)	(1,352,201)	(1,255,343)	(2,125,659)
Selling, general and administrative	1,771,713	1,615,075	2,900,244	2,859,476
Gain on sale of facility held for sale	-	-	-	(40,032)
	3,108,143	2,455,793	5,444,517	5,320,950

Loss before other income	(1,991,364)	(413,835)	(3,308,190)	(1,330,481)

Other income:
Interest income	400	941	7,189	1,070
Other	250	625	250	788
	650	1,566	7,439	1,858

Net loss	$(1,990,714)	$(412,269)	$(3,300,751)	$(1,328,623)

Net loss per common share - basic and
diluted	$(0.05)	$(0.01)	$(0.08)	$(0.04)
Weighted average number of shares of common
stock outstanding - basic and diluted	39,974,078	36,836,009	39,881,930	36,752,977

UQM TECHNOLOGIES, INC. 4120 SPECIALTY PLACE, LONGMONT, COLORADO 80504  (303) 682-4900  FAX (303) 682-4901

UQM TECHNOLOGIES, INC. AND SUBSIDIARIES

Consolidated Condensed Balance Sheets

	September 30, 2014	March 31, 2014
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$8,047,444	$10,247,112
Short-term investments	63,323	63,029
Accounts receivable	1,015,007	960,419
Costs and estimated earnings in excess of billings on
uncompleted contracts	38,779	341,255
Inventories	9,750,250	10,054,422
Prepaid expenses and other current assets	451,283	263,988
Total current assets	19,366,086	21,930,225

Property and equipment, at cost:
Land	1,683,330	1,683,330
Building	4,516,301	4,516,301
Machinery and equipment	7,753,571	7,706,066
	13,953,202	13,905,697
Less accumulated depreciation	(6,852,808)	(6,337,924)
Net property and equipment	7,100,394	7,567,773

Patent costs, net of accumulated amortization of $886,960 and $878,707, respectively	239,524	227,015

Trademark costs, net of accumulated amortization of $70,868 and $68,718, respectively	104,973	107,123
Other assets	39,317	2,997
Total assets	$26,850,294	$29,835,133
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$351,079	$386,293
Other current liabilities	1,513,022	1,491,745
Billings in excess of costs and estimated earnings on
uncompleted contracts	28,087	-
Total current liabilities	1,892,188	1,878,038

Long-term deferred compensation under executive employment agreements	232,471	182,100

Total liabilities	2,124,659	2,060,138

Commitments and contingencies

Stockholders’ equity:
Common stock, $0.01 par value, 50,000,000 shares
authorized; 39,999,984 and 39,777,767 shares
issued and outstanding, respectively	400,000	397,778
Additional paid-in capital	121,574,931	121,325,762
Accumulated deficit	(97,249,296)	(93,948,545)
Total stockholders’ equity	24,725,635	27,774,995

Total liabilities and stockholders’ equity	$26,850,294	$29,835,133

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UQM TECHNOLOGIES, INC. 4120 SPECIALTY PLACE, LONGMONT, COLORADO 80504  (303) 682-4900  FAX (303) 682-4901